Exhibit 99.1

Flowserve Corporation Reports Fourth Quarter and Full-Year Results

3D Strategy and Flowserve Business System Deliver Sales and Earnings Growth

DALLAS, February 18, 2025 – Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, reported its financial results for the fourth quarter and full year ended December 31, 2024.

Highlights (unaudited):

•	Fourth quarter bookings of $1.2 billion, including $618 million of aftermarket activity

•	Power bookings increased more than 40% year-over-year, with over $110 million in nuclear awards during the fourth quarter

•	Gross margin and adjusted[1] gross margin[2] of 31.5% and 32.8%, respectively, increased 240 and 300 basis points versus the prior year period

•	Operating income and adjusted operating income[3] of $125 million and $149 million, respectively, an increase of 14% and 22% compared to last year

•	Operating cash flow of $197 million driven by strong earnings and working capital improvements

•

Initiated full-year 2025 guidance[4], including organic sales growth of 3% to 5% and adjusted Earnings Per Share (EPS) of $3.10 to $3.30, which at the midpoint, represents a 22% increase versus full-year 2024 adjusted EPS[5]

Management Commentary:

“We made significant progress throughout 2024, launching the Flowserve Business System and leveraging our 3D strategy to drive solid top-line growth, expand margins, increase adjusted earnings, and deliver strong cash flow,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “I am grateful for the dedication and effort of our associates who are improving our execution and positioning Flowserve for continued near-term and long-term growth.”

Rowe continued, “Activity across our markets remains robust as customers leverage our capabilities to address ongoing demand, improve efficiency, and advance decarbonization investments. We enter 2025 with strong momentum, which we expect to build on through enhanced operational execution and our 80-20 complexity reduction efforts. With these levers, we are well-positioned to continue creating long-term value for our customers, shareholders, and associates.”

Key Figures (unaudited):

(dollars in millions, except per share)	2024 Q4	2023 Q4	Change	2024	2023	Change
Backlog	$2,789.6	$2,695.1	3.5%	$2,789.6	$2,695.1	3.5%

Bookings	$1,175.3	$1,043.6	12.6%	$4,660.8	$4,271.8	9.1%
Original Equipment	$557.2	$490.3	13.6%	$2,238.4	$1,995.1	12.2%
Aftermarket	$618.1	$553.3	11.7%	$2,422.4	$2,276.7	6.4%

Sales[6]	$1,180.3	$1,165.2	1.3%	$4,557.8	$4,320.6	5.5%
Organic			(90) bps			510 bps
Acquisitions			320 bps			90 bps
Foreign Exchange			(100) bps			(50) bps

Operating Margin	10.6%	9.4%	120 bps	10.1%	7.7%	240 bps
Adjusted Operating Margin[3]	12.6%	10.5%	210 bps	11.8%	9.5%	230 bps
Earnings Per Share	$0.59	$0.47	25.5%	$2.14	$1.42	50.7%
Adjusted Earnings Per Share	$0.70	$0.68	2.9%	$2.63	$2.10	25.2%

Cash From Operations	$197.3	$194.6	1.4%	$425.3	$325.8	30.5%

2025 Guidance:

Target range

Organic sales growth	+3% to +5%

Impact from acquisitions	Approx. +300 bps

Impact from foreign exchange translation	Approx. (100 bps)

Total sales growth	+5% to +7%

Adjusted EPS	$3.10 to $3.30

Net interest expense	Approx. $70 million

Adjusted tax rate	Approx. 21%

Capital expenditures	$80 to $90 million

Excluding sales, Flowserve provides guidance only on a non-GAAP basis due to the inherent and increasing difficulty and unreasonable effort required to forecast certain amounts that would be included in GAAP earnings. This includes, but is not limited to, items such as foreign currency fluctuations, realignment expenses, impairments, and discrete tax events. As a result, we have not provided a reconciliation to the most comparable GAAP financial measures for these forward-looking non-GAAP measures.

Authorized Dividend:

Flowserve’s Board of Directors authorized a quarterly cash dividend of $0.21 per share on the Company’s outstanding shares of common stock. The dividend is payable on April 11, 2025, to shareholders of record as of the close of business on March 28, 2025. While Flowserve currently intends to pay regular quarterly cash dividends for the foreseeable future, any future dividends, at this $0.21 per share rate or otherwise, will be reviewed individually and declared by the Board at its discretion.

Webcast and Conference Call Instructions:

Flowserve will host its conference call to discuss fourth quarter results on Wednesday, February 19, at 10:00 a.m. Eastern Time. The call can be accessed by shareholders and other interested parties on Flowserve’s Investors page.

Footnotes (pages 1-2)

[1]

See Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) and Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (unaudited) tables for a detailed reconciliation of reported results to adjusted measures.

[2]	Adjusted gross margin is calculated by dividing adjusted gross profit by sales. Adjusted gross profit is derived by excluding the adjusted items.
[3]	Adjusted operating margin is calculated by dividing adjusted operating income by sales. Adjusted operating income is derived by excluding the adjusted items.
[4]

Adjusted 2025 EPS includes expected 16 cent contribution from MOGAS operations (inclusive of $7 million cost synergy benefit) and excludes potential realignment expenses, below-the-line foreign currency effects, and certain other discrete items which may arise during the year and utilizes prevailing FX rates and approximately 132 million fully diluted shares.

[5]

Adjusted 2024 EPS excludes realignment expenses, the impact from other specific discrete and below-the-line foreign currency effects and utilizes the then-applicable FX rates and approximately 132 million fully diluted shares.

[6]

Organic is defined as the change in sales, as defined by U.S. GAAP, excluding the impacts of currency translation and acquisitions. The impact of currency translation is calculated by translating current year results on a monthly basis at prior year exchange rates for the same period.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended December 31,
(Amounts in thousands, except per share data)	2024	2023

Sales	$1,180,348	$1,165,179
Cost of sales	(808,234)	(825,635)

Gross profit	372,114	339,544
Selling, general and administrative expense	(251,966)	(234,744)
Net earnings from affiliates	4,557	4,663

Operating income	124,705	109,463
Interest expense	(20,481)	(16,886)
Interest income	1,625	1,457
Other income (expense), net	(137)	(22,599)

Earnings before income taxes	105,712	71,435
(Provision for) benefit from income taxes	(22,202)	(3,991)

Net earnings, including noncontrolling interests	83,510	67,444
Less: Net earnings attributable to noncontrolling interests	(5,969)	(4,827)

Net earnings attributable to Flowserve Corporation	$77,541	$62,617

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.59	$0.48
Diluted	0.59	0.47

Weighted average shares – basic	131,393	131,184
Weighted average shares – diluted	132,395	132,132

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Three Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$372,114	$251,966	$124,705	$(138)	$22,202	$77,541	21.0%	0.59
Reported as a percent of sales	31.5%	21.3%	10.6%	0.0%	1.9%	6.6%
Realignment charges (a)	11,569	(1,570)	13,139	—	2,849	10,290	21.7%	0.08
Acquisition related (b)	—	(7,150)	7,150	—	1,682	5,468	23.5%	0.04
Purchase accounting step-up and intangible asset amortization (c)	3,067	(1,033)	4,100	—	1,300	2,800	31.7%	0.02
Below-the-line foreign exchange impacts (d)	—	—	—	(4,370)	(1,423)	(2,947)	32.6%	(0.02)

Adjusted	$386,750	$242,213	$149,094	$(4,508)	$26,610	$93,152	21.2%	0.70

Adjusted as a percent of sales	32.8%	20.5%	12.6%	-0.4%	2.3%	7.9%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $8,600 is non-cash.
(b)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.
(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.
(d)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$339,544	$234,744	$109,463	$(22,599)	$3,991	$62,617	5.6%	0.47
Reported as a percent of sales	29.1%	20.1%	9.4%	-1.9%	0.3%	5.4%
Realignment charges (a)	9,464	(5,949)	15,413	—	4,534	10,879	29.4%	0.08
Discrete asset write-downs (b)(c)	(1,254)	—	(1,254)	2,000	94	652	12.6%	0.01
Acquisition related (d)	—	1,244	(1,244)	—	(293)	(951)	23.6%	(0.01)
Below-the-line foreign exchange impacts (e)	—	—	—	16,764	(274)	17,038	-1.6%	0.13

Adjusted	$347,754	$230,039	$122,378	$(3,835)	$8,052	$90,235	7.8%	0.68

Adjusted as a percent of sales	29.8%	19.7%	10.5%	-0.3%	0.7%	7.7%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $2,100 is non-cash.
(b)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $1,254.
(c)	Charge represents a non-cash asset write-down of $2,000 associated with the impairment of an equity investment.
(d)	Represents reversal of costs associated with a terminated acquisition that were adjusted for Non-GAAP measures in previous periods.
(e)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$816.4	$722.2
Sales	794.9	832.8
Gross profit	255.7	238.2
Gross profit margin	32.2%	28.6%
SG&A	131.4	149.4
Segment operating income	129.1	93.5
Segment operating income as a percentage of sales	16.2%	11.2%

FLOW CONTROL DIVISION	Three Months Ended December 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$363.4	$326.9
Sales	387.9	336.0
Gross profit	118.5	101.9
Gross profit margin	30.5%	30.3%
SG&A	73.9	52.1
Segment operating income	44.6	49.8
Segment operating income as a percentage of sales	11.5%	14.8%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division
Three Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$255,710	$131,402	$129,069
Reported as a percent of sales	32.2%	16.5%	16.2%
Realignment charges (a)	9,890	(41)	9,931

Adjusted	$265,600	$131,361	$139,000

Adjusted as a percent of sales	33.4%	16.5%	17.5%

Flow Control Division
Three Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$118,503	$73,859	$44,592
Reported as a percent of sales	30.5%	19.0%	11.5%
Realignment charges (a)	1,679	(1,655)	3,334
Acquisition related (b)	—	(7,150)	7,150
Purchase accounting step-up and intangible asset amortization (c)	3,067	(1,033)	4,100

Adjusted	$123,249	$64,021	$59,176

Adjusted as a percent of sales	31.8%	16.5%	15.3%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $8,600 is non-cash.
(b)	Charge represents acquisition and integration-related costs associated with the MOGAS acquisition.
(c)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$238,213	$149,354	$93,522
Reported as a percent of sales	28.6%	17.9%	11.2%
Realignment charges (a)	3,313	(2,537)	5,850
Discrete asset write-downs (b)	(1,254)	—	(1,254)

Adjusted	$240,272	$146,817	$98,118

Adjusted as a percent of sales	28.9%	17.6%	11.8%

Flow Control Division
Three Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$101,894	$52,056	$49,838
Reported as a percent of sales	30.3%	15.5%	14.8%
Realignment charges (a)	6,313	(915)	7,228
Acquisition related (c)	—	1,244	(1,244)

Adjusted	$108,207	$52,385	$55,822

Adjusted as a percent of sales	32.2%	15.6%	16.6%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $2,100 is non-cash.
(b)	Represents reversals of expenses that were adjusted for Non-GAAP measures in previous periods.
(c)	Represents reversal of costs associated with a terminated acquisition that were adjusted for Non-GAAP measures in previous periods.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Year Ended December 31,
(Amounts in thousands, except per share data)	2024	2023	2022
Sales	$4,557,806	$4,320,577	$3,615,120
Cost of sales	(3,123,560)	(3,043,749)	(2,620,825)

Gross profit	1,434,246	1,276,828	994,295
Selling, general and administrative expense	(978,037)	(961,169)	(815,545)
Loss on sale of business	(12,981)	—	—
Net earnings from affiliates	19,051	17,894	18,469

Operating income	462,279	333,553	197,219
Interest expense	(69,301)	(66,924)	(46,247)
Interest income	5,371	6,991	3,963
Other income (expense), net	(12,194)	(49,870)	(559)

Earnings before income taxes	386,155	223,750	154,376
(Provision for) benefit from income taxes	(84,929)	(18,562)	43,639

Net earnings, including noncontrolling interests	301,226	205,188	198,015
Less: Net earnings attributable to noncontrolling interests	(18,467)	(18,445)	(9,326)

Net earnings attributable to Flowserve Corporation	$282,759	$186,743	$188,689

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$2.15	$1.42	$1.44
Diluted	2.14	1.42	1.44

Weighted average shares – basic	131,488	131,117	130,630
Weighted average shares – diluted	132,356	131,931	131,315

Consolidated Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands, except per share data)

Twelve Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,434,246	$978,037	$12,981	$462,279	$(12,194)	$84,929	$282,759	22.0%	2.14
Reported as a percent of sales	31.5%	21.5%	0.3%	10.1%	-0.3%	1.9%	6.2%
Realignment charges (a)	31,576	(4,939)	(12,981)	49,496	—	4,884	44,612	9.9%	0.34
Discrete items (b)(c)(d)	2,700	(7,500)	—	10,200	—	2,869	7,331	28.1%	0.06
Acquisition related (e)	—	(9,944)	—	9,944	—	2,340	7,604	23.5%	0.06
Discrete asset write-downs (f)(g)	—	(1,795)	—	1,795	3,567	1,342	4,020	25.0%	0.03
Purchase accounting step-up and intangible asset amortization (h)	3,067	(1,033)	—	4,100	—	1,300	2,800	31.7%	0.02
Below-the-line foreign exchange impacts (i)	—	—	—	—	(2,302)	(1,912)	(390)	83.1%	(0.00)

Adjusted	$1,471,589	$952,826	$—	$537,814	$(10,929)	$95,752	$348,736	20.7%	2.63

Adjusted as a percent of sales	32.3%	20.9%	0.0%	11.8%	-0.2%	2.1%	7.7%

Note:	Amounts may not calculate due to rounding
(a)	Charges represent realignment costs incurred as a result of realignment programs of which $33,700 is non-cash.
(b)	Charge represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(c)	Charge represents a one-time $5,000 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.
(d)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.
(e)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.
(f)	Charge represents a $1,795 non-cash write-down of a software asset.
(g)	Charge represents a $3,567 non-cash write-down of a debt investment.
(h)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.
(i)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income	Other Income (Expense), Net	Provision For (Benefit From) Income Taxes	Net Earnings Attributable to Noncontrolling Interests	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,276,828	$961,169	$333,553	$(49,870)	$18,562	$18,445	$186,743	8.3%	1.42
Reported as a percent of sales	29.6%	22.2%	7.7%	-1.2%	0.4%	0.4%	4.3%
Realignment charges (a)	21,012	(45,025)	66,037	—	14,949	—	51,088	22.6%	0.39
Discrete asset write-downs (b)(c)(d)(e)	715	(3,955)	4,670	2,000	1,611	—	5,059	24.2%	0.04
Acquisition related (f)	—	(7,247)	7,247	—	1,704	—	5,543	23.5%	0.04
Below-the-line foreign exchange impacts (g)	—	—	—	41,092	2,395	—	38,697	5.8%	0.29
Correction of prior period errors (h)	—	—	—	—	—	(3,559)	3,559	0.0%	0.03
Discrete tax benefit (i)	—	—	—	—	13,000	—	(13,000)	0.0%	(0.10)

Adjusted	$1,298,555	$904,942	$411,507	$(6,778)	$52,221	$14,886	$277,689	15.1%	2.10

Adjusted as a percent of sales	30.1%	20.9%	9.5%	-0.2%	1.2%	0.3%	6.4%

Note:	Amounts may not calculate due to rounding
(a)	Charges represent realignment costs incurred as a result of realignment programs of which $9,701 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially adjusted out of Non-GAAP measures in 2017.
(c)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $81.
(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e)	Charge represents a non-cash asset write-down of $2,000 associated with the impairment of an equity investment.
(f)	Charges represent costs associated with a terminated acquisition.
(g)

Below-the-line foreign exchange impacts represent the remeasurement of foreign exchange derivative contracts as well as the remeasurement of assets and liabilities that are denominated in a currency other than a site’s respective functional currency.

(h)	Represents the amount to correct the cumulative impact of immaterial prior period errors.
(i)

Represents a discrete tax benefit due to release of tax valuation allowance on the net deferred tax assets in a foreign jurisdiction. The associated tax expense was adjusted out on Non-GAAP measures in 2015.

SEGMENT INFORMATION

(Unaudited)

FLOWSERVE PUMPS DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$3,304.3	$2,941.2
Sales	3,158.6	3,064.5
Gross profit	1,017.0	906.8
Gross profit margin	32.2%	29.6%
SG&A	556.2	575.8
Segment operating income	480.2	348.9
Segment operating income as a percentage of sales	15.2%	11.4%

FLOW CONTROL DIVISION	Year Ended December 31,
(Amounts in millions, except percentages)	2024	2023
Bookings	$1,370.7	$1,345.9
Sales	1,409.3	1,266.0
Gross profit	424.0	372.8
Gross profit margin	30.1%	29.4%
SG&A	252.7	224.8
Loss on sale of business	(13.0)	—
Segment operating income	158.3	148.0
Segment operating income as a percentage of sales	11.2%	11.7%

Segment Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measure (Unaudited)

(Amounts in thousands)

Flowserve Pumps Division

Twelve Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$1,017,048	$556,225	$480,216
Reported as a percent of sales	32.2%	17.6%	15.2%
Realignment charges (a)	30,727	(1,078)	31,805
Discrete items (b)(c)(d)	1,700	(6,000)	7,700

Adjusted	$1,049,475	$549,147	$519,721

Adjusted as a percent of sales	33.2%	17.4%	16.5%

Flow Control Division

Twelve Months Ended December 31, 2024	Gross Profit	Selling, General & Administrative Expense	Loss on Sale of Business	Operating Income
Reported	$423,973	$252,675	$12,981	$158,265
Reported as a percent of sales	30.1%	17.9%	0.9%	11.2%
Realignment charges (a)	1,077	(3,095)	(12,981)	17,153
Discrete item (b)	800	(400)	—	1,200
Acquisition related (e)	—	(9,944)	—	9,944
Purchase accounting step-up and intangible asset amortization (f)	3,067	(1,033)	—	4,100

Adjusted	$428,917	$238,203	$—	$190,662

Adjusted as a percent of sales	30.4%	16.9%	0.0%	13.5%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $33,700 is non-cash.
(b)	Charge represents a one-time $3,700 discretionary cash transition benefit provided to certain employees in conjunction with the freeze of our US Qualified pension plan.
(c)	Charge represents a reduction to reserves of $2,000 associated with our ongoing financial exposure in Russia that were adjusted for Non-GAAP measures when established in 2022.
(d)	Charge represents the $7,200 strategic acquisition of intellectual property related to certain liquefied natural gas technology.
(e)	Charge represents acquisition and integration related costs associated with the MOGAS acquisition.
(f)	Charge represents amortization of step-up in value of acquired inventories and acquisition related intangible assets associated with the MOGAS acquisition.

Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$906,775	$575,792	$348,867
Reported as a percent of sales	29.6%	18.8%	11.4%
Realignment charges (a)	10,797	(14,533)	25,330
Discrete asset write-downs (b)(c)(d)	715	(3,955)	4,670

Adjusted	$918,287	$557,304	$378,867

Adjusted as a percent of sales	30.0%	18.2%	12.4%

Flow Control Division

Twelve Months Ended December 31, 2023	Gross Profit	Selling, General & Administrative Expense	Operating Income
Reported	$372,808	$224,774	$148,034
Reported as a percent of sales	29.4%	17.8%	11.7%
Realignment charges (a)	10,576	(11,393)	21,969
Acquisition related (e)	—	(7,247)	7,247

Adjusted	$383,384	$206,134	$177,250

Adjusted as a percent of sales	30.3%	16.3%	14.0%

Note: Amounts may not calculate due to rounding

(a)	Charges represent realignment costs incurred as a result of realignment programs of which $9,701 is non-cash.
(b)	Charge represents a further expense of $1,834 associated with a sales contract that was initially reserved for in 2017.
(c)	Includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods of $81.
(d)	Charge represents a $2,917 non-cash write-down of a licensing agreement.
(e)	Charges represent costs associated with a terminated acquisition.

Fourth Quarter and Full Year 2024 - Segment Results
(dollars in millions, comparison vs. 2023 fourth quarter and full year, unaudited)

	FPD				FCD
	4th Qtr		Full Year		4th Qtr			Full Year
Bookings	$816.4		$3,304.3		$363.4			$1,370.7
- vs. prior year	94.2	13.0%	363.1	12.3%	36.5		11.2%	24.8		1.8%
- on constant currency	106.6	14.8%	388.8	13.2%	38.0		11.6%	29.1		2.2%

Sales	$794.9		$3,158.6		$387.9			$1,409.3
- vs. prior year	-37.9	-4.6%	94.1	3.1%	51.9		15.4%	143.3		11.3%
- on constant currency	-27.4	-3.3%	113.0	3.7%	53.0		15.8%	145.5		11.5%

Gross Profit	$255.7		$1,017.0		$118.5			$424.0
- vs. prior year	7.3%		12.2%		16.3%			13.7%

Gross Margin (% of sales)	32.2%		32.2%		30.5%			30.1%
- vs. prior year (in basis points)	360 bps		260 bps		20 bps			70 bps

Operating Income	$129.1		$480.2		$44.6			$158.3
- vs. prior year	35.6	38.1%	131.3	37.6%	-5.2		-10.4%	10.3		7.0%
- on constant currency	37.2	39.8%	136.5	39.1%	-5.2		-10.4%	11.3		7.6%

Operating Margin (% of sales)	16.2%		15.2%		11.5%			11.2%
- vs. prior year (in basis points)	500 bps		380 bps		(330) bps			(50) bps

Adjusted Operating Income *	$139.0		$519.7		$59.2			$190.7
- vs. prior year	40.9	41.7%	140.8	37.2%	3.4		6.1%	13.4		7.6%
- on constant currency	42.5	43.4%	146.0	38.5%	3.4		6.2%	14.4		8.1%

Adj. Oper. Margin (% of sales)*	17.5%		16.5%		15.3%			13.5%
- vs. prior year (in basis points)	570 bps		410 bps		(130	) bps		(50	) bps

Backlog	$1,930.4				$869.6

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except par value)	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$675,441	$545,678
Accounts receivable, net of allowance for expected credit losses of $79,059 and $80,013, respectively	976,739	881,869
Contract assets, net	298,906	280,228
Inventories	828,254	879,937
Prepaid expenses and other	116,157	116,065

Total current assets	2,895,497	2,703,777
Property, plant and equipment, net	539,703	506,158
Operating lease right-of-use assets, net	159,400	156,430
Goodwill	1,293,795	1,182,225
Deferred taxes	221,742	218,358
Other intangible assets, net	188,604	122,248
Other assets, net	200,580	219,523

Total assets	$5,499,321	$5,108,719

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$545,310	$547,824
Accrued liabilities	561,486	504,430
Contract liabilities	282,170	287,697
Debt due within one year	44,059	66,243
Operating lease liabilities	33,559	32,382

Total current liabilities	1,466,584	1,438,576
Long-term debt due after one year	1,460,132	1,167,307
Operating lease liabilities	149,838	138,665
Retirement obligations and other liabilities	371,055	389,120
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793 and 176,793, respectively
Capital in excess of par value	502,045	506,525
Retained earnings	4,025,750	3,854,717
Treasury shares, at cost – 45,688 and 45,885 shares, respectively	(2,007,869)	(2,014,474)
Deferred compensation obligation	8,172	7,942
Accumulated other comprehensive loss	(741,424)	(639,601)

Total Flowserve Corporation shareholders’ equity	2,007,665	1,936,100
Noncontrolling interests	44,047	38,951

Total equity	2,051,712	1,975,051

Total liabilities and equity	$5,499,321	$5,108,719

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Year Ended December 31,
(Amounts in thousands)	2024	2023	2022
Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$301,226	$205,188	$198,015
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	75,849	73,464	77,636
Amortization of intangible and other assets	9,749	10,283	13,317
Loss on sale of business	12,981	—	—
Stock-based compensation	30,474	27,808	25,530
Foreign currency, asset write downs and other non-cash adjustments	24,172	(17,331)	(27,758)
Change in assets and liabilities, net of businesses acquired:
Accounts receivable, net	(74,886)	4,744	(152,011)
Inventories	47,915	(59,831)	(147,492)
Contract assets, net	(20,197)	(41,149)	(41,768)
Prepaid expenses and other assets, net	7,610	7,825	17,461
Accounts payable	(11,756)	53,065	78,968
Contract liabilities	(18,706)	26,837	61,684
Accrued liabilities	54,479	59,213	(5,226)
Retirement obligations and other	1,456	38,497	(1,430)
Net deferred taxes	(15,058)	(62,841)	(136,936)

Net cash flows provided (used) by operating activities	425,308	325,772	(40,010)

Cash flows – Investing activities:
Capital expenditures	(81,019)	(67,359)	(76,287)
Payments for acquisition, net of cash acquired	(305,924)	—	—
Proceeds from disposal of assets	2,244	2,057	4,422
Payments for disposition of business	(2,555)	—	—
Proceeds from termination of cross-currency swap	—	—	66,004
Net affiliate investment activity	40	(3,278)	(225)

Net cash flows provided (used) by investing activities	(387,214)	(68,580)	(6,086)

Cash flows – Financing activities:
Proceeds from term loan	366,000	—	—
Payments on term loan	(95,375)	(40,000)	(32,500)
Proceeds under revolving credit facility	100,000	280,000	45,000
Payments under revolving credit facility	(100,000)	(280,000)	(45,000)
Proceeds under other financing arrangements	1,437	1,114	1,733
Payments under other financing arrangements	(1,455)	(2,604)	(1,790)
Payments related to tax withholding for stock-based compensation	(9,581)	(6,245)	(4,683)
Repurchases of common shares	(20,070)	—	—
Payments of dividends	(110,440)	(104,955)	(104,549)
Other	(13,021)	(324)	(8,223)

Net cash flows provided (used) by financing activities	117,495	(153,014)	(150,012)
Effect of exchange rate changes on cash	(25,826)	6,529	(27,373)

Net change in cash and cash equivalents	129,763	110,707	(223,481)
Cash and cash equivalents at beginning of year	545,678	545,678	658,452

Cash and cash equivalents at end of year	$675,441	$656,385	$434,971

Income taxes paid (net of refunds)	$81,172	$119,275	$60,085
Interest paid	66,809	64,865	41,629
Non-Cash Investing and Financing Activities:
Contingent liabilities incurred related to acquired business, but not paid	$15,000	$—	—

About Flowserve:

Flowserve Corporation is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the Company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the Company’s website at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, “may,” “should,” “expects,” “could,” “intends,” “plans,” “anticipates,” “estimates,” “believes,” “forecasts,” “predicts” or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: global supply chain disruptions and the current inflationary environment could adversely affect the efficiency of our manufacturing and increase the cost of providing our products to customers; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from any restructuring and realignment initiatives, our business could be adversely affected; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Latin American, Asian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; the impact of public health emergencies, such as outbreaks of epidemics, pandemics, and contagious diseases, on our business and operations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Argentina; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; if we are not able to maintain our competitive position by successfully developing and introducing new products and technology, including artificial intelligence and machine learning; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the United States, as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company’s performance. Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

Flowserve Contacts

Investor Contacts:

Brian Ezzell, Vice President, Investor Relations, Treasurer & Corporate Finance   (972) 443-6560

Tarek Zeni, Director, Investor Relations                   (469) 420-4045

Media Contact:

Wes Warnock, Vice President, Marketing, Communications & Public Affairs   (972) 443-6900

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